Exhibit 10.1

ACHILLION PHARMACEUTICALS, INC.

Nonstatutory Stock Option Agreement

Inducement Grant Pursuant to NASDAQ Stock Market Rule 5635(c)(4)

1. Grant of Option. This agreement (the “Agreement”) evidences the grant by Achillion Pharmaceuticals, Inc. (the “Company”) on [                    ], 2017 (the “Grant Date”) to [                    ], an employee of the Company (the “Participant”), of an option (the “Option”) to purchase, on the terms provided herein, a total of [                ] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[                ] per Share, in connection with the commencement of the Participant’s employment with the Company. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern Time, on [Ten Years minus 1 Day from Grant Date] (the “Option Expiration Date”). Except as otherwise indicated by the context, the term “Participant”, as used herein, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

2. Inducement Grant. The Option was granted to the Participant pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”) or any equity incentive plan of the Company, as an inducement that is material to the Participant’s employment with the Company.

3. Nonstatutory Option. It is intended that the Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

4. Vesting Schedule.

(a) Except as otherwise provided herein, this Option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 6.25% of the original number of Shares at the end of each successive three-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

(b) The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Option Expiration Date or the termination of the Option under Section 5 hereof.

5. Exercise of Option.

(a) Form of Exercise. Each election to exercise the Option shall be in writing (which may be in electronic form), signed by the Participant, and accompanied by payment in full pursuant to Section 6 hereof. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of the Option may be for any fractional share. Subject to the conditions in this Agreement, Common Stock purchased upon the exercise of this Option will be delivered as soon as practicable following exercise.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 5, the Option may not be exercised unless the Participant, at the time he or she exercises the Option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, (i) the Company or (ii) any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise the Option shall terminate three months after such cessation (but in no event after the Option Expiration Date), provided that the Option shall be exercisable only to the extent that the Participant was entitled to exercise the Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Option Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise the Option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Option Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, the Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that the Option shall be exercisable only to the extent that the Option was exercisable by the Participant on the date of his or her death or disability, and further provided that the Option shall not be exercisable after the Option Expiration Date.

(e) Termination for Cause. If, prior to the Option Expiration Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise the Option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Option Expiration Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting, advisory, non-disclosure, non-competition or other similar agreement that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the

Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

(f) Board Discretion. Notwithstanding this Section 5, the Board of Directors of the Company (the “Board”) may, in its sole discretion, determine the effect on the Option of the Participant’s death, disability, termination or other cessation of employment, authorized leave of absence or other change in employment or other status of the Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Option. For the purposes of this Agreement, a “Designated Beneficiary” is (i) the beneficiary designated, in a manner determined by the Board, by the Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by the Participant, the Participant’s estate.

6. Methods of Payment Upon Exercise. Common Stock purchased upon the exercise of this Option shall be paid for as follows:

(a) in cash or by check, payable to the order of the Company;

(b) except as may otherwise be approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(c) to the extent approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value (as determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(d) to the extent approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(e) to the extent permitted by applicable law and approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(f) by any combination of the above permitted forms of payment.

7. Withholding.

(a) General. No Shares will be issued pursuant to the exercise of the Option and the Company will not otherwise recognize any ownership of Common Stock under the Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local or other income or employment tax withholding obligations required by law to be withheld in respect of the Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.

(b) Satisfaction of Obligations by Delivery of Shares. If approved by the Board, in its sole discretion, the Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

8. Nontransferability of Option. The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or a qualified domestic relations order, and, during the lifetime of the Participant, the Option shall be exercisable only by the Participant; provided, however, that, subject to the approval of the Board, the Participant may make a gratuitous transfer of this Option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof so long as the Company is eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this Option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Option. For the avoidance of doubt, nothing contained in this Section 8 shall be deemed to restrict a transfer to the Company.

9. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities and exercise price per share of this Option shall be equitably adjusted by the Company (or a substituted option may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then the Participant who exercises this Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(ii) Consequences of a Reorganization Event on this Option.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to this Option (or any portion thereof) on such terms as the Board determines (except to the extent specifically provided otherwise in another agreement between the Company and the Participant): (i) provide that this Option shall be assumed, or a substantially equivalent Option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that all of the unexercised and/ or unvested portion of this Option will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that this Option shall become exercisable, realizable, or deliverable, or restrictions applicable to this Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to this Option equal to (A) the number of shares of Common Stock subject to the vested portion of this Option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise price of this Option and any applicable tax withholdings, in exchange for the termination of this Option, (v) provide that, in connection with a liquidation or dissolution of the Company, this Option shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

(B) For purposes of Section 9(b)(ii)(A)(i), this Option shall be considered assumed if, following consummation of the Reorganization Event, this Option confers the right to purchase, for each share of Common Stock subject to this Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of this Option to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

10. Miscellaneous.

(a) No Right To Employment or Other Status. The grant of this Option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim hereunder.

(b) No Rights As Stockholder. Subject to the provisions of this Option, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this Option until becoming the record holder of such shares. For the avoidance of doubt, this Option also does not provide for the payment or accrual of dividend equivalents.

(c) Administration by Board. The Board will administer this Agreement and may construe and interpret the terms hereof. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in or under this Agreement.

(d) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”). All references herein to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority hereunder have been delegated to such Committee.

(e) Amendment. The Board may amend, modify or terminate this Agreement, including but not limited to, substituting another option of the same or a different type and changing the date of exercise or realization. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant or (ii) the change is permitted under Section 9.

(f) Limitation on Repricing. Notwithstanding Section 10(e) above, unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend this Option to provide an exercise price per share that is lower than the then-current exercise price per share of the Option, (2) cancel this Option and grant in substitution therefor a new option covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of this Option, (3) cancel in exchange for a cash payment this Option if its exercise price per share is below the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action with respect to this Option that constitutes a “repricing” within the meaning of the rules of the NASDAQ Global Select Market.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that this Option shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i) Compliance with Section 409A of the Code. Except as provided herein, if and to the extent any portion of any payment, compensation or other benefit provided to the Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting this Option) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits hereunder are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(j) Limitations on Liability. Notwithstanding any other provisions of this Agreement, no individual acting as a director, officer, employee or agent of the Company will be liable to the Participant, a spouse, a beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with this Agreement, nor will such individual be personally liable with respect to this Agreement because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this Agreement has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Agreement unless arising out of such person’s own fraud or bad faith.

(k) Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and each such other provision shall be severable and enforceable to the extent permitted by law.

(l) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

(m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one in the same instrument.

(n) Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

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The Company has caused this Option to be executed by its duly authorized officer.

ACHILLION PHARMACEUTICALS, INC.

By:
Name:
Title:

Signature Page to Inducement Grant

PARTICIPANT ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof.

PARTICIPANT

By:
Name:
Address:

Telephone:

Signature Page to Inducement Grant